Exhibit 10.20

Amendment to Agreement Between

The Government of

The Co-Operative Republic of Guyana

And

Atlantic Tele-Network, Inc.

For

The sale to Atlantic Tele-Network, Inc. of eighty percent of the shares in the Guyana Telephone and Telegraph Company proposed to be incorporated by the said Government to take over the business and the assets and liabilities of the Guyana Telecommunication Corporation.

AMENDMENT dated as of November 2, 2012 (“Amendment”) to Agreement made on the 18th day of June 1990 (as heretofore amended, the “Agreement”) by and between the Government of the Co-operative Republic of Guyana (hereinafter referred to as the “Government”) and Atlantic Tele-Network, Inc., a Delaware corporation having its principal place of business at 600 Cummings Center, Beverly, Massachusetts, U.S.A.  01915 (hereinafter referred to as “ATN”).

RECITALS

The Government and ATN entered into the Agreement in order to establish and set forth their respective rights with respect to Guyana Telephone and Telegraph Company Limited, a private company limited by shares organized under the laws of Guyana (“GT&T”).  The Government has notified ATN of its intention to sell all of its 20% ownership interest in GT&T (the “Shares”) to Hong Kong Golden Telecom Company Limited (“HKGTC”) for a cash purchase price of US $30,000,000 (the “Share Sale”). The parties are hereby amending the Agreement to reflect the circumstance that, upon the consummation of the Share Sale, the Government will no longer be a shareholder of GT&T and, in light thereof, the parties wish to clarify their respective rights under the Agreement following completion of the Share Sale.

NOW, THEREFOR, for good and valuable consideration, the receipt of which is hereby acknowledged, the Government and ATN hereby agree as follows:

1.              The Agreement is hereby amended as follows:

a.              Notwithstanding Section 15.2 of the Agreement to the contrary, each of subsections 5.9, 5.12 and 5.13 of Section 5 of the Agreement (“Covenants By ATN”) is deleted and of no further force or effect. Further, notwithstanding Section 15.2 of the Agreement to the contrary, ATN is hereby released from its covenants and obligations arising under or in connection with each of subsections 5.2, 5.3, 5.4, 5.5, 5.7, 5.10, 5.11, and 5.14 of Section 5 of the Agreement.  By signing this Amendment below, GT&T hereby agrees to be bound by each of subsections 5.2, 5.3, 5.4, 5.5, 5.7, 5.10, 5.11, and 5.14 of Section 5 of the Agreement from and after the date hereof.

b.              Notwithstanding Section 15.2 of the Agreement to the contrary, each of subsections 7.1, 7.2, 7.3, 7.4and 7.6 of Section 7 of the Agreement (“Covenants By the Government and ATN) is deleted and of no further force or effect.  The Government acknowledges and agrees that it continues to be obligated under subsection 7.7  (Confidentiality of Information) of Section 7 of the Agreement to maintain in strict confidence, and not to publish or make publically available, any financial, administrative, technical or other information regarding the business and operations of GT&T that it has received or maintains in its capacity as a shareholder of GT&T.

c.               If and to the extent there is a conflict between GT&T’s obligations under the Agreement as amended hereby, including without limitation, GT&T’s obligations under subsection 7.5 of the Agreement,  and GT&T’s obligations under any Guyana law, rule or regulation to which it is subject, GT&T’s obligations under such Guyana law, rule or regulation shall be controlling.  GT&T is an intended third party beneficiary of the foregoing.

d.              The Government’s right to purchase the shares of ATN in GT&T or the assets of GT&T under the circumstances set forth in Section 12.3 of the Agreement is hereby terminated and of no further force or effect.

2.              The amendments to the Agreement as set forth in this Amendment shall be deemed effective for all purposes contemporaneously with the consummation of the Share Sale.

3.              The amendments to the Agreement as set forth in this Amendment shall not be construed to limit the Government’s or the Public Utility Commission’s rights under applicable law to request and receive information from GT&T on any matter under their respect legislative or regulatory powers.

4.              Except as amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms from and after the consummation of the Share Sale, including without limitation, the parties’ respective rights and obligations under Section 6 and (except as set forth in Section 1(d) of this Amendment above) Section 12 of the Agreement.

5.              The Government confirms to ATN that none of its rights under the Agreement are assignable or transferrable and that it has not heretofore attempted or purported to assign or transfer any of such rights, whether to HKGTC or to any other person.  The Government further acknowledges and agrees that none of its rights or obligations under the Agreement shall transfer to HKGTC upon or by reason of the consummation of the Share Sale, including without limitation, any right of the Government to nominate or appoint one or more directors of GT&T or to gain access to the records or other information of GT&T.

6.              The Government acknowledges that it has requested and requires the assistance and cooperation of ATN and GT&T in order to consummate the Share Sale and that it will materially benefit therefrom.  Accordingly, the Government is entering into this Amendment as a material inducement to ATN and GT&T to assist the Government in effecting the Share Sale as requested.

7.              ATN acknowledges and confirms that it has no pre-emption or similar rights to purchase the Shares in lieu of HKGTC and that, to the extent any such rights were to exist, ATN hereby waives such rights.  ATN agrees that HKGTC may rely on the provisions of this Section 6 in connection with its consummation of the Share Sale.

8.              ATN hereby undertakes to cause GT&T to take all such actions as are necessary and within its power to register the transfer of the Shares from the Government to HKGTC on the books of GT&T upon ATN’s receipt of confirmation from the Government that the Share Sale has been consummated, and thereafter issue to HKGTC a share certificate evidencing the Shares so transferred.  ATN agrees that HKGTC may rely on the provisions of this Section 7 in connection with its consummation of the Share Sale.

9.              The parties further agree as follows:

a.              This Amendment shall be construed under and in accordance with the Laws of Guyana.

b.              The Government agrees to waive any defense of sovereign immunity and consents to suit, if necessary, to resolve disputes concerning the interpretation of this Amendment.

c.               This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by both the Government and ATN and delivered to each other. Each of the Government and ATN intends to sign and deliver this Amendment to each other by facsimile transmission or by emailing an electronic image of its executed signature page.  The parties agree that the delivery of this Amendment by facsimile or by email shall have the same force and effect as delivery of original signatures and that both parties may use such facsimile signatures or electronic images of such signatures received by email as evidence of the execution and delivery of this Amendment by each other to the same extent that an original signature could be so used.

IN WITNESS WHEREOF, the Government of the Co-operative Republic of Guyana and Atlantic Tele-Network, Inc. have each caused this Amendment to be executed on its behalf by its officer or representative thereunto duly authorized, all as of the day and year first above written.

ATLANTIC TELE-NETWORK, INC.		GOVERNMENT OF THE COOPERATIVE REPUBLIC OF GUYANA

By:	/s/ Justin D. Benincasa	By:	/s/Roger Luncheon

Justin Benincasa, Chief Financial Officer			Office of the President

Guyana Telephone and Telegraph Company Limited hereby agrees to be bound by the provisions of Section 1.a of the foregoing Amendment that are applicable to it.

GUYANA TELEPHONE AND
TELEGRAPH COMPANY LIMITED

By:	/s/ Justin D. Benincasa

Justin Benincasa, Director